Exhibit 99.1

APARTMENT INCOME REIT CORP. ANNOUNCES FURTHER PROGRESS AS “BEST IN CLASS” APARTMENT REIT

•	$342.5M EQUITY INFUSION STRENGTHENS BALANCE SHEET

•	LONG-TERM LOW LEVERAGE TARGET EXPECTED TO BE MET THIS YEAR

•	BOARD REFRESHMENT ONGOING AND FORTHCOMING

DENVER, COLORADO, April 26, 2021 –Apartment Income REIT Corp. (“AIR”) (NYSE: AIRC) announced today that AIR continues to execute its plans to be a “best in class” apartment REIT.

Tom Keltner, independent chairman of the AIR board of directors, commented: “AIR was designed to be a ‘pure play’ and ‘best in class’ way to own multi-family properties. Our plan focuses on five primary characteristics identified to define ‘best in class’ as discussed below:

1.	Operations: AIR emphasizes its peer-leading operations.

2.	Simplicity: The AIR business is simple, permitting net corporate overhead to be less than 15 basis points of Gross Asset Value.

3.	Low risk:

a.	AIR has low execution risk in its business.

b.	AIR is committed to low leverage, similar to peers’. With this equity infusion, AIR will reach its long-term target this year, more than a year earlier than expected.

c.	Future investments will be leverage neutral.

4.	Governance:

a.	AIR’s governance will meet high standards for board composition and board process.

b.	Board refreshment is ongoing and forthcoming this year.

c.	Board composition will reflect longstanding commitment to ESG goals.

d.	Board composition will reflect longstanding commitment to successful experience in real estate or real estate securities.

5.	Capital allocation:

a.	AIR will invest only on a leverage neutral basis in a diversified portfolio of stabilized multi-family properties.

b.	Independent directors will review and approve new investments.”

Mr. Keltner commented: “AIR expects to achieve its long-term goal of low leverage by year-end, one year ahead of schedule, after today’s sale of 7.825 million Class A Common shares for $342.5M to a large global real estate-focused investment firm. The price was $43.766 per share, the volume weighted average price for AIR shares for the 15 trading days ended April 22. There were no discounts or other selling costs. The use of proceeds is repayment of debt, lowering pro-forma 1Q21 leverage-to-EBITDA from 7.8x to 6.9x. AIR leverage-to-EBITDA is expected to be lower than 5.9x by year-end.”

Mr. Keltner commented further: “The AIR board of directors has already acted to withdraw permanently from the MUTA provisions allowing a classified board. Starting next year, each director will be subject to annual election. We are working to continue disciplined board refreshment this year by adding additional well-qualified individuals. We are already interviewing several investor-friendly candidates and will report the results in due course.”

Mr. Keltner concluded: “We are energized by the good work being done. We look forward to our traditional outreach to shareholders to discuss these developments in the coming weeks and months and to listen carefully to their thoughts.”

About AIR

AIR is a real estate investment trust focused on the ownership and management of quality apartment communities located in the largest markets in the United States. AIR is one of the country’s largest owners and operators of apartments, with 99 communities in 12 states and the District of Columbia. AIR common shares are traded on the New York Stock Exchange under the ticker symbol AIRC, and are included in the S&P 400. For more information about AIR, please visit our website at www.aircommunities.com.

Contact

Conor Wagner

SVP, Chief Investment Officer

(303) 691-4498

investors@aircommunities.com

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically expectations and forecasts, including but not limited to those regarding: plan execution; future investments, capital allocation, balance sheet and overhead; AIR liquidity and leverage metrics; and governance matters. We caution investors not to place undue reliance on any such forward-looking statements.

These forward-looking statements are based on management’s judgment as of this date, which is subject to risks and uncertainties. Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: the effects of the coronavirus pandemic on AIR’s business and on the global and U.S. economies generally, and the ongoing, dynamic and uncertain nature and duration of the pandemic, all of which heightens the impact of the other risks and factors described herein, and the impact on entities in which AIR holds a partial interest, and the impact of the lockdown on AIR’s residents, commercial tenants, and operations; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions and dispositions; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; AIR’s ability to maintain current or meet projected occupancy, rental rate and property operating results; expectations regarding sales of apartment communities and the use of proceeds thereof; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by AIR; Aimco’s and AIR’s relationship with each other after the business separation; the ability and willingness of Aimco and AIR and their subsidiaries to meet and/or perform their obligations under any contractual arrangements that were entered into among the parties in connection with the business separation and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the business separation; and such other risks and uncertainties described from time to time in filings by AIR with the Securities and Exchange Commission.

In addition, AIR’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on AIR’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review AIR’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of AIR’s Annual Report on Form 10-K for the year ended December 31, 2020 and the other documents AIR files from time to time with the Securities and Exchange Commission. Readers should also carefully review the “Risk Factors” section of the registration statements relating to the business separation, that have been filed with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and AIR assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.